Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,739,180
Unrealized Gain (Loss) on Market Value of Commodity Futures	6,270,769
Dividend Income	198
Interest Income	13,379
ETF Transaction Fees	20,000
Total Income (Loss)	$13,043,526

Expenses
General Partner Management Fees	$200,671
Professional Fees	44,975
Brokerage Commissions	91,999
Directors' Fees and insurance	6,659
NYMEX License Fee	5,017
SEC & FINRA Registration Expense	27,900
Total Expenses	$377,221
Net Income (Loss)	$12,666,305

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/21	$414,596,507
Additions (5,100,000 Shares)	47,575,825
Withdrawals (11,700,000 Shares)	(113,327,486)
Net Income (Loss)	12,666,305

Net Asset Value End of Month	$361,511,151
Net Asset Value Per Share (38,484,588 Shares)	$9.39

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596